Exhibit 99.2

Zep Second Quarter Fiscal 2013 Earnings Conference Call April 9, 2013 John K. Morgan Chairman, President and Chief Executive Officer Mark R. Bachmann Executive Vice President and Chief Financial Officer © 2013 Zep Inc. - All rights reserved.

Safe Harbor This presentation and our commentary contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, forward-looking statements include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words "expects," "believes," "intends," "will," "anticipates," and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this presentation and our commentary include but are not limited to: statements regarding the economic environment and the impact this environment has had or could have on our current and/or future financial results; statements regarding our expectations for pricing actions and gross margin performance; statements regarding benefits that we may realize from our acquisitions and our restructuring activities; statements regarding investments that may be made in the future to grow our business, either organically or otherwise, in accordance with our strategic plan, or that may be made for other purposes; and statements and related estimates concerning the benefits that the execution of our strategic initiatives are expected to have on future financial results. Specifically, the following statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: statements regarding the benefits we may realize from the implementation of the new ERP system; statements regarding the earnings per share accretion and other benefits we may realize from our acquisition of Zep Vehicle Care; statements regarding our ability to generate cash from recent acquisitions and to use the cash to reduce our indebtedness; statements regarding our expected gross margin percentage; statements regarding the amount of our capital expenditures during the remainder of 2013; statements regarding out interest expense in fiscal 2013; statements regarding the amount and timing of integration expenses related to Zep Vehicle Care; statements regarding the amount of amortization expenses attributable to our acquisition of the assets of the vehicle care division of Ecolab Inc.; and statements regarding our expectations for financial performance during fiscal 2013. Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as our present expectations or projections. These risks and uncertainties include, but are not limited to: economic conditions in general; customer and supplier relationships and prices; competition; ability to realize anticipated benefits from strategic planning initiatives and timing of benefits; market demand; and litigation and other contingent liabilities, such as environmental matters. A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended August 31, 2012. We believe the forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. 2 © 2013 Zep Inc. - All rights reserved.

Agenda Second Quarter 2013 Overview Detailed Financial Performance Questions and Answers 3 © 2013 Zep Inc. - All rights reserved.

Second Quarter 2013 Highlights Integration of Zep Vehicle Care Phase I Complete, Teams are on-track Continue to expect $0.08 - $0.10 EPS accretion in fiscal 2014 Successful launch of our new ERP system will provide timely and accurate information Improved delivery cycle time to the customer Improved inventory management 4 © 2013 Zep Inc. - All rights reserved.

Second Quarter 2013 Financial Results Sales up 7.7% to $163.4 million Gross Profit grew 260 basis points to 47.4% Second Quarter EPS grew 9.1% to $0.12 First Quarter EBITDA increased $3.0 million to $11.8 million EBITDA margin increased approximately 140 basis points Free cash flow usage totaled $11.5 million 5 © 2013 Zep Inc. - All rights reserved.

End Market Jan San / Institutional Automotive Aftermarket Vehicle Wash Industrial / MRO Food Processing Government & Schools 2Q’13 North American Sales End-market Performance © 2013 Zep Inc. - All rights reserved. 6 Organic Growth of 1.1% (Excluding ERP Disruption & Selling Day) Note: End markets in order of Zep Inc. sales volume and reflect sales on an average daily basis.

Strategy: Compete Where We Can Win 7 © 2013 Zep Inc. - All rights reserved. Focus on Key End Markets Expand Market Access Drive Economies of Scale Drives Free Cash Flow Transportation, Industrial / MRO, Food Processing & Government Focus on platforms that will drive organic growth and market share Multi-channel capability Focus on expanding access to market Acquisitions accelerate growth Raw materials purchasing Supply chain opportunities Leverage existing headcount Clear understanding of competitive positioning and capabilities is value creating . . .

Near Term Strategic Objectives Successful integration of Zep Vehicle Care Optimize operations with new ERP capabilities Generate cash from recent investments Pay down debt De-lever balance sheet Prepare for future opportunities 8 © 2013 Zep Inc. - All rights reserved.

Detailed Financial Performance

2Q ’13 Sales Drivers 10 © 2013 Zep Inc. - All rights reserved. 7.7% Revenue Growth 1.1% Organic Revenue Growth* *(excluding 1-less selling day, ERP disruption & acquisitions) Organic Revenue Growth* = 1.1% ( ) ( ) ( ) 7.7% 1.1%

11 2Q ‘13 Gross Profit Margin © 2013 Zep Inc. - All rights reserved. Year-over-Year +260bp Quarter-to-Quarter Flat ( ) ( ) Expect Full-Year Gross Margin Range of 47% - 49%

2Q ’13 EBITDA & Earnings Results Change EBITDA $11.8MM +$3.0MM EBITDA Margin 7.3% +140bps Tax Rate 32.2% Due to lower permanent items and a discrete benefit related to the U.S.-based research and development credit law change, which was retroactive to January 1, 2012 Expect much smaller benefit Q3 & Q4 Revises Fiscal 2013 tax rate estimate to 36.0%-37.0% Net Income $2.8MM +$0.4MM Earnings Per Share $0.12 +$0.01 12 © 2013 Zep Inc. - All rights reserved.

Free Cash Flow 2Q13 free cash usage was $11.5 million, vs. a usage of $3.3 million last year Driven by changes in operating working capital primarily relating to ERP implementation Temporary delay in collection of accounts receivable Temporary increase in the number of days of inventory on-hand Expect new systems and processes will improve our current net trade cycle and generate cash in the second half of fiscal 2013 $2.6 million in capital expenditures for 2Q13 $1.2 million below last year Anticipate capital spending of $14 to $15 million in FY 2013 Includes investments related to vehicle care 13 © 2013 Zep Inc. - All rights reserved.

Fixed Charge Coverage Ratio Debt to EBITDA Net Debt Position ($mm) Covenants Debt Position 14 © 2013 Zep Inc. - All rights reserved. Net debt increased $11.6 million due to increases in working capital resulting from ERP implementation Expect fiscal 2013 interest expense = $8 - $9 million

Summary Near-Term Strategic Objectives Integration of Zep Vehicle Care Generating Free Cash Flow to Reduce Debt 15 © 2013 Zep Inc. - All rights reserved.

Questions and Answers